UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2015

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 3, 2015, the Board of Directors of 3D Systems Corporation (the “Corporation”) adopted the Amended and Restated 2004 Incentive Stock Plan of 3D Systems Corporation (the “Amended Plan”), which amends and restates the Amended and Restated 2004 Incentive Stock Plan of 3D Systems Corporation (the “Prior Plan”).

The Prior Plan authorized awards of restricted stock and the grant of options to purchase the Corporation’s common stock. The Amended Plan also authorizes the award of restricted stock units and stock appreciation rights. The Amended Plan also provides that dividend equivalents may be granted with restricted stock units; authorizes the payment of withholding taxes through share withholding or share exchange; and designates additional measures that may be used for performance awards.

The foregoing description of the Amended Plan is a summary only and is qualified in its entirety by reference to the Amended Plan itself, which is filed as Exhibit 10.1 to this report and the complete text of which is incorporated herein by reference.

On February 2, 2015, the Compensation Committee of the Board of Directors of the Corporation adopted a Form of Restricted Stock Unit Purchase Agreement and a revised Form of Restricted Stock Purchase Agreement (together, the “Award Agreements”). Both of the Award Agreements provide that the restricted stock or restricted stock units shall be forfeited, and all rights of the recipient with respect to such awards shall terminate unless the recipient continues in the service of the Corporation or one of its subsidiaries or affiliates for a period beginning on the date of the grant and ending on the earlier of the third anniversary of such date or the date that the recipient’s employment ends on account of death or disability. The Compensation Committee of the Board of Directors may waive the vesting requirements in whole or in part, for example, in connection with the recipient’s termination on account of death, disability or retirement. The Prior Plan and the Amended Plan both provide for accelerated vesting of restricted stock and restricted stock units upon a change in control.

The foregoing description of the Award Agreements is a summary only and is qualified in its entirety by reference to the Award Agreements. The Form of Restricted Stock Unit Purchase Agreement and the Form of Restricted Stock Purchase Agreement are filed as Exhibits 10.2 and 10.3, respectively, to this report and the complete text of each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated 2004 Incentive Stock Plan of 3D Systems Corporation (as adopted February 3, 2015)

10.2	Form of Restricted Stock Unit Purchase Agreement

10.3	Form of Restricted Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: February 5, 2015
/s/ ANDREW M. JOHNSON
(Signature)
Name: Andrew M. Johnson
Title: Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated 2004 Incentive Stock Plan of 3D Systems Corporation (as adopted February 3, 2015)

10.2	Form of Restricted Stock Unit Purchase Agreement

10.3	Form of Restricted Stock Purchase Agreement